UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

SCHEDULE 14A

_____________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ifresh, INC.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

ifresh, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [            ], 2022

To Our Stockholders:

You are invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of iFresh, Inc. (the “Company”) on [            ], 2022, at 9:00 a.m. ET at ________, for the following purposes:

1.      To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock (the “Common Stock”) to One Billion (1,000,000,000) shares;

2.      To confirm, on a non-binding advisory basis, the composition of the board of directors (the “Board”) and the appointment of the executive officers of the Company;

3.      To ratify, on a non-binding advisory basis, the issuance of Sixty Million (60,000,000) shares of the Common Stock to the designee of Mr. Dengrong Zhou, as partial reimbursement of legal fees advanced by him in connection with a lawsuit where the composition of the Board was confirmed by the Delaware Court of Chancery;

4.      To grant, on a non-binding advisory basis, discretionary authority to the Board to take all necessary actions as the Board, in its judgment, may deem necessary, appropriate, or advisable in order to cause the Common Stock to be uplisted to The Nasdaq Stock Market;

5.      To confirm, on a non-binding advisory basis, the Company’s plans to grow its grocery store business and expand the Company’s business to Canada, Mexico and the Caribbean;

6.      To confirm, on a non-binding advisory basis, the Company’s plans to conduct an internal audit; and

7.      To transact such other business as may properly be brought before the Special Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on [            ], 2022, shall be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A stockholder list will be available at our corporate offices beginning [          ], 2022, during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Special Meeting.

Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Special Meeting.

By Order of the Board of Directors
Ping Zhou
Chief Executive Officer and President

New York, New York

[          ], 2022

Whether or not you plan to attend the Special Meeting, we encourage you to vote and submit your proxy by telephone, Internet, or mail. For additional instructions when voting by telephone or Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [            ], 2022

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2022 SPECIAL MEETING OF STOCKHOLDERS. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

How to Vote Your Shares

YOUR VOTE IS IMPORTANT.    Your shares can be voted at the Special Meeting only if you attend in person or are represented by proxy, please take the time to vote your proxy.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE BY TELEPHONE OR INTERNET. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [            ], 2022 — THE PROXY STATEMENT IS AVAILABLE AT:    WWW.ifreshmarkets.COM

In light of COVID-19, we strongly encourage our stockholders to vote by proxy in advance of the Special Meeting. Depending on concerns about and developments relating to COVID-19, the Board could determine to change the date, time, and/or format of the Special Meeting.

If not attending the Special Meeting and voting in person, stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.
Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.
By Mail:	Mark your vote, date, sign, and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street name” through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm, or holder. Your vote by proxy may also be cast by telephone, via the Internet, or by mail if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Please note that if your shares are held beneficially through a bank, broker, or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from the record holder.

Page
GENERAL INFORMATION
PROPOSAL ONE — APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	6
PROPOSAL TWO — CONFIRMATION OF COMPOSITION OF THE BOARD AND APPOINTMENT OF EXECUTIVE OFFICERS	7
PROPOSAL THREE — RATIFICATION OF ISSUANCE OF SECURITIES	10
PROPOSAL FOUR — GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO CAUSE THE COMMON STOCK TO BE UPLISTED TO NASDAQ STOCK MARKET	11
PROPOSAL FIVE — CONFIRMATION OF PLANS TO GROW THE COMPANY’S GROCERY STORE BUSINESS AND EXPAND THE COMPANY’S BUSINESS TO CANADA, MEXICO AND THE CARIBBEAN	12
PROPOSAL SIX — CONFIRMATION OF AN INTERNAL AUDIT	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
additional information

i

ifresh, INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [            ], 2022

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE SPECIAL MEETING

Q:     Why am I receiving these materials?

A:     We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of iFresh, Inc. (the “Company”) for our 2022 Special Meeting of Stockholders (the “Special Meeting”), which will take place on [            ], 2022. As a stockholder of record, you are invited to attend the Special Meeting and are entitled and requested to vote on the items of business described in this proxy statement. This proxy statement and accompanying proxy card (or voting instruction card) are being sent on or about [            ] 2022, to all stockholders entitled to vote at the Special Meeting.

Q:     When and where will the Special Meeting be held?

A:     The Special Meeting will be held on [            ], 2022, at 9:00 a.m. ET, at [ ].

Q:     How do I attend the Special Meeting?

A:     Only stockholders of record on the record date of [            ], 2022 (the “Record Date”), are entitled to notice of, and to attend or vote at, the Special Meeting. If you plan to attend the meeting in person, please bring the following:

•        Photo identification.

•        Acceptable proof of ownership if your shares are held in “street name.”

Street name means your shares are held of record by brokers, banks, or other institutions. See below for additional information.

Acceptable proof of ownership is either: (a) a letter from your broker confirming that you beneficially owned shares of our Company’s common stock (the “Common Stock”) on the Record Date, or (b) an account statement showing that you beneficially owned shares of the Common Stock on the Record Date. If your shares are held in street name, you may attend the meeting with proof of ownership, but you may not vote your shares in person at the Special Meeting unless you have obtained a “legal proxy” or other evidence from your broker giving you the right to vote your shares at the Special Meeting.

Q:     What information is contained in this proxy statement?

A:     This proxy statement contains information regarding the proposals to be voted on at the Special Meeting and certain other required information.

Q:     What items of business will be voted on at the Special Meeting?

A:     The items of business scheduled to be voted on at the Special Meeting are:

1.      To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Common Stock to One Billion (1,000,000,000) shares (the “Authorized Share Increase”), as described in the Company’s proxy statement for the Special Meeting (the “Proposed Authorized Share Increase Amendment”);

2.      To confirm, on a non-binding advisory basis, the composition of the Board and the appointment of the executive officers of the Company (the “Director and Executive Officer Confirmation”);

3.      To ratify, on a non-binding advisory basis, the issuance of Sixty Million (60,000,000) shares of the Common Stock to the designee of Mr. Dengrong Zhou (“Mr. Zhou”), as partial reimbursement of legal fees advanced by him in connection with a lawsuit where the composition of the Board was confirmed by the Delaware Court of Chancery (the “Court”) (the “Securities Issuance Ratification”);

4.      To grant, on a non-binding advisory basis, discretionary authority to the Board to take all necessary actions as the Board, in its judgment, may deem necessary, appropriate, or advisable in order to cause the Common Stock to be uplisted to The Nasdaq Stock Market (the “Nasdaq”) (the “Nasdaq Uplisting Initiative”);

5.      To confirm, on a non-binding advisory basis, the Company’s plans to grow its grocery store business and expand the Company’s business to Canada, Mexico, and the Caribbean (the “Business Expansion Initiative”);

6.      To confirm, on a non-binding advisory basis, the Company’s plans to conduct an internal audit (the “Internal Audit”); and

7.      To transact such other business as may properly be brought before the Special Meeting and any adjournment or postponement thereof.

Q:     What are the voting requirements to approve the proposals?

A:     The affirmative vote of a majority of shares outstanding is required to approve Proposal One. Proposals Two through Six are not required by the law and therefore there are no voting requirements for such proposals.

Q:     How does the Board recommend that I vote?

A:     The Board recommends that you vote your shares “FOR” the approval of the Proposed Authorized Share Increase Amendment; and “FOR” the Director and Executive Officer Confirmation, the Securities Issuance Ratification, the Nasdaq Uplisting Initiative, the Business Expansion Initiative, and the Internal Audit.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of the Common Stock will be voted on your behalf as you direct. If not otherwise specified, your shares of the Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations.

Q:     What shares may I vote?

A:     Each share of the Common Stock, par value $0.0001, issued and outstanding as of the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Special Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee, or other nominee. We had [            ] shares of Common Stock issued and outstanding on the Record Date.

Q:     What is the difference between being a stockholder of record and being the beneficial owner of shares held in street name?

A:     A stockholder of record owns shares which are registered in his or her own name. A beneficial owner owns shares which are held in street name through a third party, such as a broker. As summarized below, there are some distinctions between a stockholder of record and a beneficial owner.

Stockholder of Record

You are the stockholder of record of any of your shares registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, with respect to such shares, these proxy materials are being sent to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to Mr. Qiang Ou (“Mr. Ou”), a director of the Company, or such other person you wish to designate, or to vote in person at the Special Meeting. We have enclosed a proxy card for you to grant your voting proxy to Mr. Ou.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares held in street name. With respect to such shares registered through a broker, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker how to vote. You may use the voting instruction card provided by your broker for this purpose. Even if you have directed your broker how to vote, you may also attend the Special Meeting. However, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” or other evidence from your broker giving you the right to vote the shares at the Special Meeting.

Q:     Who is entitled to attend the Special Meeting and what are the admission procedures?

A:     You are entitled to attend the Special Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Special Meeting. A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting. If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned shares of the Common Stock as of the Record Date or the voting instruction card provided by your broker. The Special Meeting will begin promptly at 9:00 am ET. You should be prepared to present photo identification for admittance. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:     May I vote my shares in person at the Special Meeting?

A:     If you were a stockholder of record on the Record Date, you may vote your shares in person at the Special Meeting or through a proxy. If you decide to vote your shares in person, you do not need to present your share certificate(s) at the Special Meeting; your name will be on the list of stockholders eligible to vote. If you hold your shares beneficially in street name, you may vote your shares in person at the Special Meeting only if you obtain a legal proxy or other evidence from your broker giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

In light of COVID-19, we strongly encourage our stockholders to vote by proxy in advance of the Special Meeting. Depending on concerns about and developments relating to COVID-19, the Board could determine to change the date, time, and/or format of the Special Meeting.

Q:     How can I vote my shares without attending the Special Meeting?

A:     Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote, please refer to the instructions on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker.

Stockholders of record may submit proxies by completing, signing, dating, and mailing their proxy cards to the address provided on the proxy card. Stockholders who hold shares beneficially in street name may vote by completing, signing, and dating the voting instruction cards provided and mailing them to the address provided on the voting instruction card. The proxy card and voting instruction card also include directions as to how you may submit your vote through the Internet. The voting instruction card may also include directions for alternative methods of submitting your vote. We encourage you to vote early. If you choose to vote by mail, please allow sufficient time for your proxy or voting instruction card to reach our vote tabulator prior to the Special Meeting.

Q:     Who will count the votes?

A:     Votes at the Special Meeting will be counted by an inspector of election who will be appointed by the Board.

Q:     What is the effect of not voting?

A:     If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Special Meeting. If you are a stockholder of record and you properly sign and return your proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this proxy statement, namely “FOR” the approval of Proposed Authorized Share Increase Amendment; and “FOR” the Director and Executive Officer Confirmation, the Securities Issuance Ratification, the Nasdaq Uplisting Initiative, the Business Expansion Initiative, and the Internal Audit.

Generally, broker non-votes occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (a) has not received voting instructions from the beneficial owner and (b) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. Absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe that the all the proposals of the Special Meeting are non-routine matters, and accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Accordingly, if beneficial owners desire not to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares. Any adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes in favor of Proposals One through Six, and any other matter that may properly be brought before the stockholders for a vote at the Special Meeting, will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.” Abstentions and broker non-votes, if any, will not affect the outcome of the votes on these matters.

Broker non-votes count for purposes of determining whether a quorum is present.

Q:     How many votes are required for the approval of the proposals to be voted upon, and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions	Effect of Broker Non-Votes
Proposal One: Approval of the Proposed Authorized Share Increase Amendment	Affirmative vote of the holders of a majority of the shares of Common Stock outstanding.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal Two: Director and Executive Officer Confirmation	N/A	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal Three: Securities Issuance Ratification	N/A	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal Four: Nasdaq Uplisting Initiative	N/A	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal Five: Business Expansion Initiative	N/A	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal Six: Internal Audit	N/A	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.

Q:     Can I revoke my proxy or change my vote after I have voted?

A:     You may revoke your proxy and change your vote by voting again or by attending the Special Meeting and voting in person. Only your latest dated proxy card received at or prior to the Special Meeting will be counted. However, your attendance at the Special Meeting will not have the effect of revoking your proxy unless you forward written notice to the Corporate Secretary at the Company’s offices, or you vote by ballot at the Special Meeting. If you are a beneficial owner, you will need to request a legal proxy from your broker and bring it with you to vote at the Special Meeting.

Q:     How many votes are required to hold the Special Meeting?

A:     The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote on the Record Date is necessary to hold the Special Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be considered as present at the Special Meeting for purposes of establishing a quorum.

Q:     Who will bear the cost of soliciting votes for the Special Meeting?

A:     The Company is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing, and distributing these proxy materials. In addition to the use of the mailed proxies, proxies may be solicited by personal interview, telephone, electronic mail, and facsimile by directors, officers, and regular employees of the Company. None of the Company’s directors, officers, or employees will receive any additional compensation for soliciting proxies on behalf of the Board. The Company may also arrange with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by those owners. The Company will reimburse those brokers, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

Q:     Where can I find the voting results of the Special Meeting?

A:     We intend to announce preliminary voting results at the Special Meeting and will disclose final voting results in a Current Report on Form 8-K that will be filed with the SEC not more than four business days following the Special Meeting.

PROPOSAL ONE — APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF
INCORPORATION TO increase THE number of authorized shares of
THE common stock

The Company is asking stockholders to adopt and approve the Proposed Authorized Share Increase Amendment to effect the Authorized Share Increase. Pursuant to its Certificate of Incorporation currently in effect, the Company has authorized capital stock of 101,000,000 shares, of which 100,000,000 shares shall be the Common Stock and 1,000,000 shares shall be preferred stock (the “Preferred Stock”). Currently, 96,273,437.000 shares of the Common Stock and 3,000 shares of the Preferred Stock are issued and outstanding. As a result, the Company has available only 3,726,562 shares of the Common Stock available for future issuance.

The Board believes the increase in shares of the Common Stock available for future issuance is in the best interest of the Company. It will provide the Company with sufficient shares for future issuances of securities to fund the operations and growth of the Company and will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities since we may from time to time explore opportunities to make acquisitions through the use of stock. In order to have sufficient shares to issue for future transactions, the Company proposes to adopt an amendment to its Certificate of Incorporation to increase the number of authorized shares of the Common Stock to 1,000,000,000 shares. The par value of the Common Stock will continue to be $0.0001 per share.

The Board has unanimously approved and declared advisable the Proposed Authorized Share Increase Amendment and recommends that our stockholders adopt and approve the Proposed Authorized Share Increase Amendment. The foregoing description of the Proposed Authorized Share Increase Amendment is a summary and is subject to the full text of the Proposed Authorized Share Increase Amendment, which is attached to this proxy statement as Annex A. The text of the Proposed Authorized Share Increase Amendment may be altered to reflect any changes required by applicable law or otherwise deemed necessary or advisable by the Board.

If the Proposed Authorized Share Increase Amendment is approved by our stockholders, it will become effective immediately upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of State of Delaware, which we expect to file promptly after the Special Meeting. No further action on the part of stockholders will be required to implement the Authorized Share Increase. If the proposed amendment is not approved by our stockholders, the authorized shares of Common Stock will remain unchanged.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE proposed authorized share increase amendment

PROPOSAL TWO — Director and EXECUTIVE OFFICER Confirmation

The Board is asking the stockholders to confirm, on a non-binding advisory basis, the composition of the Board and the appointment of the executive officers of the Company. Although a stockholders’ vote is not required for the confirmation of directors or the appointment of officers and this advisory vote is not binding on our Board, the Board has determined to offer our stockholders an opportunity to express their opinions on these material matters.

Current Directors and Board Committees of the Company

On January 12, 2021, Mr. Zhou, together with a group of stockholders whose combined holdings constituted a majority of the Company’s voting rights, delivered a written consent (the “Written Consent”) to the Company’s principal place of business in a process which is consistent with the Company’s governing documents and the applicable Delaware law. According to the Written Consent, Long Deng (“Mr. Deng”) and Mark Fang (“Mr. Fang”) were removed as directors, and Mr. Ou and Mr. Jiandong (Peter) Xu (“Mr. Xu”) were appointed as directors of the Company, effective immediately. The validity of the Written Consent was contested by Mr. Deng and Mr. Fang but was subsequently confirmed by the Court on April 6, 2022 (the “Delaware Action”). Mr. Deng and Mr. Fang’s motion to stay the enforcement of the Court’s determination was denied on May 23, 2022.

As a result of the Delaware Action, the directors of the Company as of January 12, 2021, were Ms. Ping Zhou (“Ms. Zhou”), Mr. Qiang Ou, Mr. Jiandong (Peter) Xu, Mr. Harvey Leibowitz (“Mr. Leibowitz”), and Mr. Jay Walder (“Mr. Walder”).

On July 28, 2022, Mr. Walder resigned as a director of the Company. On August 2, 2022, Ms. Sufen Qin (“Ms. Qin”) was elected to the Board by all members of the Board then in office to fill the vacancy on the Board resulting from the resignation of Mr. Walder. On August 5, 2022, Mr. Leibowitz resigned as a director of the Company. On August 8, 2022, Ms. Man Yee Chan (“Ms. Chan”) was elected to the Board by all members of the Board then in office to fill the vacancy on the Board resulting from the resignation of Mr. Leibowitz. On August 15, 2022, Mr. Xu resigned as a director of the Company. On August 16, 2022, Mr. Wenbin Mu (“Mr. Mu”) was elected to the Board by all members of the Board then in office to fill the vacancy on the Board resulting from the resignation of Mr. Xu.

Pursuant to the bylaws of the Company, the Company’s directors are elected annually to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Vacancies may be filled by a majority of the directors then in office and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

As of the date of this proxy statement, the directors of the Company are Ms. Ping Zhou, Mr. Qiang Ou, Ms. Sufen Qin, Ms. Man Yee Chan, and Mr. Wenbin Mu, who will hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

The following table provides information regarding each member of our Board:

Name	Age	Position
Ping Zhou	45	Director, Chairman of the Board, Chief Executive Officer and Chief Operating Officer
Sufen Qin	35	Director, Chief Financial Officer
Man Yee Chan	52	Independent Director, Chair of Audit Committee
Qiang Ou	35	Independent Director, Chair of Compensation Committee
Wenbin Mu	50	Independent Director, Chair of Nominating Committee

Ms. Ping Zhou became a director of the Company on August 11, 2020. From March 2009 to July 2020, Ms. Zhou worked at Hongkong Xiangtian International Investment Group Co., Ltd., a company focused on equity investment, initially as the Operating Manager and then as the Vice President. From January 2005 to December 2008, Ms. Zhou served as Treasurer at Chengdu Branch of Hongkong Xiangtian International Investment Group Co., Ltd. Ms. Zhou studied accounting at Southwestern University of Finance and Economics in China.

Mr. Qiang Ou became a director of the Company on January 12, 2021. Mr. Ou has been employed as the Human Resource Manager of iJiaBuy Inc., an e-commerce platform providing cross-border sales opportunities for small businesses since December 2020. He was the Chief Operating Officer of XT Energy Group INC, a manufacturer and distributor of renewable energy products, from March 2020 to June 2021. Mr. Ou served in the U.S. Navy as a Personnel Specialist from August 2013 to May 2018 and in the U.S. Navy Reserve as a Personnel Specialist from

May 2018 to May 2020. While in the Navy, he received several awards including the Honor Graduate, Navy and Marine Corp Achievement Medal, and Battle Efficiency Ribbon. Mr. Ou expects to receive a bachelor’s degree in electrical engineering from Stony Brook University in December 2024.

Ms. Sufen Qin became a director of the Company on August 2, 2022. She has been employed by Hubei Nanchu Construction Co., Ltd, a construction company, as the Chief of Finance since January 2017. From May 2015 to December 2016, she worked at Houfu Medical Equipment Co., Ltd, a medical device manufacturer and distributor, as the finance manager. From May 2010 to March 2015, she worked at Beijing Asia Pacific Certified Public Accountants as a senior auditor. Ms. Qin graduated from Nanjing Political College in 2010 with a bachelor’s degree in management. She is a Certified Public Accountant in China.

Ms. Man Yee Chan became a director of the Company on August 8, 2022. She has been employed by Prudential Hong Kong Limited as a business manager since June 2015. She worked at K.Y.Yu & Co as an accountant from August 1995 to May 2015. Ms. Chan has an accounting degree from Tuo Bin Occupational School in China.

Mr. Wenbin Mu became a director of the Company on August 16, 2022. He has been employed by Golden Source Capital, Inc., a crypto-currency company, as the Chief Marketing Officer since November 2020. He worked as a client relationship manager at Dennis Law firm from December 2011 to December 2019, and as the Chief Marketing Officer at SKT Technologies Inc., a company providing technology and communication services to food delivery online applications, from January 2019 to May 2020. Mr. Mu worked for Wanda Group Taiyuan Wanda Real Estate Development Co., Ltd., a real estate developer, as the Chief Marketing Officer from November 2006 to October 2008. From February 2004 to October 2006, he worked as the Chief Marketing Officer at Beijing Pengrun Real Estate Development Co., Ltd. From November 2002 to December 2003, he was the marketing manager of Jin Dian Group, a real estate development company. Mr. Mu has an MBA degree from Renmin University of China.

The Board has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee

The current members of our Audit Committee are Ms. Chan (Chair), Mr. Ou, and Mr. Mu, each of whom we believe satisfies the independence requirements of the SEC. We believe Ms. Chan is qualified as an audit committee financial expert under the regulations of the SEC by reason of her education and work experience. Our audit committee assists our Board in its oversight of:

•        The integrity of our financial statements;

•        Our independent registered public accounting firm’s qualifications and independence; and

•        The performance of our independent auditors.

The Audit Committee’s charter is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at: www.ifreshmarkets.com.

Compensation Committee

The current members of our Compensation Committee are Mr. Ou (Chair), Ms. Chan, and Mr. Mu. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices, and procedures relating to the compensation of the Company’s executive officers and other managerial employees, including the determination, in its discretion, of the amount of annual bonuses, if any, for our executive officers and other professionals. The Compensation Committee advises and consults with our senior executives as may be requested regarding managerial personnel policies.

The Compensation Committee’s charter is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at: www.ifreshmarkets.com.

Nominating Committee

The current members of our Nominating Committee are Mr. Mu (Chair), Mr. Ou, and Ms. Chan.

The Nominating Committee identifies and recommends nominees to the Board and oversees compliance with our corporate governance guidelines. The Nominating Committee is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a Board. The Nominating Committee reviews the composition of the Board in light of the Company’s changing requirements, its assessment of the Board’s performance, and the inputs of stockholders and other key constituencies.

While the Nominating Committee has not adopted specific minimum criteria for director nominees, the Committee intends to look for certain characteristics common to all Board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service.

In addition, the Nominating Committee intends to include on the Board a complementary mix of individuals with diverse backgrounds and skills that can help the Board to meet the broad set of challenges that it confronts. These individual qualities can include matters like experience in the Company’s industry, technical experience (for example, financial or technological expertise), experience gained in situations comparable to the Company’s, leadership experience, and relevant geographical experience. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The Nominating Committee’s charter is available In the Company Governance Documents section of the Investor Relations section of the Company’s website at: www.ifreshmarkets.com.

Current Executive Officers of the Company

On April 27, 2022, the Board removed Mr. Deng as the CEO and COO of the Company and appointed Ms. Zhou as the CEO and COO of the Company.

On August 4, 2022, Mr. Eddie Chang resigned as the CFO of the Company. On August 16, 2022, Ms. Qin was appointed as the CFO of the Company by the Board.

The Board is asking the stockholders to confirm, on a non-binding advisory basis, the composition of the Board and the appointment of the executive officers of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE COMPANY’S DIRECTOR AND
EXECUTIVE OFFICER CONFIRMATION

PROPOSAL three — Securities Issuance RATIFICATION

The Board is providing our stockholders with a non-binding advisory vote on the issuance of the Common Stock. Although a stockholders’ vote is not required for this issuance and this advisory vote is not binding on our Board, the Board has determined to offer our stockholders an opportunity to express their opinions on this material matter.

Background

On July 20, 2022, upon the approval of the Board, the Company agreed to issue Sixty Million (60,000,000) shares of the Common Stock (the “Shares”) to Mr. Zhou as partial reimbursement of legal fees advanced by him in connection with the Delaware Action, where the composition of the Board was confirmed by the Court. The Shares were valued at $1.2 million based on the Company’s stock price of $0.02 on the date of issuance. Mr. Zhou designated his daughter, Ms. Zhou, who is the Chairman of the Board, the Chief Executive Officer and Chief Operating Officer of the Company, to receive the Shares.

Reasons for Transaction and Effect on Current Stockholders

Pursuant to the Delaware General Corporation Law, the board of directors of a Delaware corporation have the power and authority to approve the issuance of securities. Stockholders’ approval is not required for the issuance of securities under the Delaware law.

The Board has determined that the Delaware Action was for the benefit of the Company. Therefore, legal expenses incurred in defending the validity of the Written Consent in the Delaware Action should be the Company’s expenses and therefore be borne by the Company. The legal fees advanced by Mr. Zhou in defending the validity of the Written Consent in the Delaware Action should be reimbursed by the Company. However, since the Company was experiencing financial distress and in dire need for cash, the Company was not able to reimburse Mr. Zhou. The Board resorted to an alternative solution and agreed to reimburse Mr. Zhou by issuing shares of the Common Stock to him. The Company had about 60 million shares of authorized but unissued Common Stock, which were valued at $1.2 million based on a stock price of $0.02 per share. Mr. Zhou agreed to accept the Shares as partial reimbursement for the funds he advanced and designated his daughter, Ms. Zhou, to receive the Shares. The Board acknowledged that the total value of the Shares would not be sufficient to cover the aggregate amount of legal fees that had been advanced and will continue to be advanced by Mr. Zhou in connection with the Delaware Action, which is ongoing as of the date of this proxy statement, and will continue to assess alternatives to reimburse him in full.

The Shares, as issued, have a dilutive effect on our existing stockholders, including the voting power and economic rights of such stockholders. Before the issuance of the Shares, there were 36,273,437 shares of the Common Stock outstanding. The issuance of the Shares brought the total number of issued and outstanding shares of the Common Stock to 96,273,437 shares. Based on the number of shares of the Common Stock outstanding as of the date of this proxy statement, the Shares represent 62.3% of the Common Stock outstanding post issuance. Accordingly, Ms. Zhou will have the ability to exercise a significant influence over our business and affairs and generally have the power to determine all matters submitted to a vote of our stockholders where our shares vote together as a single class, including the election of directors and approval of significant corporate transactions. Ms. Zhou may make decisions regarding our Company and our business that are opposed to other stockholders’ interests or with which other stockholders’ may disagree. Ms. Zhou’s voting power could have the effect of deterring or preventing a change in control of our Company that might otherwise be beneficial to our other stockholders. The Company has no obligation to file a registration statement with the SEC for the resale of the Shares. Our Board has unanimously approved the issuance of the Shares.

The Board is asking the stockholders to ratify, on a non-binding advisory basis, the issuance of the Shares to Mr. Zhou’s designee, Ms. Zhou. To show our stockholders’ opinions on this material matter more clearly, when we disclose final voting results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting, we plan to report the voting results with respect to this proposal (1) with Ms. Zhou’s votes, and (2) without Ms. Zhou’s votes as if the Shares had not been issued.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” the securities Issuance RATIFICATION

PROPOSAL four — NASDAQ Uplisting Initiative

The Board is providing our stockholders with a non-binding advisory vote on the Nasdaq Uplisting Initiative. Although a stockholders’ vote is not required for this initiative and this advisory vote is not binding on our Board, the Board has determined to offer our stockholders an opportunity to express their opinions on this material matter.

Background

On January 25, 2022, the Nasdaq filed a Form 25 with the SEC to effect the formal delisting of the Company’s Common Stock from the Nasdaq Capital Market, whereby the delisting of the Company’s Common Stock became effective ten days after the Form 25 was filed with the SEC (the “Nasdaq Delisting”). After the Nasdaq Delisting, the trading of the Company’s Common Stock continued on the OTC Expert Market (“OTC”) under the ticker “IFMK.”

We believe that the delisting of the Common Stock from the Nasdaq Capital Market negatively impacted us because it: (i) reduced the liquidity and market price of the Common Stock; (ii) reduced the number of investors willing to hold or acquire the Common Stock, which could negatively impact our ability to raise equity financing; and (iii) limited our ability offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets. At the date of this proxy statement, the Common Stock is traded at $0.02 per share.

Stocks traded on OTC do not generally have significant trading volume OTC stocks have less liquidity due to the low trading volume which leads to delays in finalizing trades and wide bid-ask spreads. Less regulation leads to less available public information, the chance of outdated information, and the possibility of fraud. OTC stocks are also prone to make volatile moves on the release of market and economic data. Most financial advisors consider trading in OTC shares as a speculative undertaking.

We believe that an uplisting to the Nasdaq may provide us and our stockholders with potential benefits, such as improved marketability and liquidity of the Common Stock and increased interest and trading in the Common Stock. Due to the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low priced stocks economically unattractive to brokers.

Therefore, the Board determined that it is in the best interest of the Company and its stockholders that the Common Stock be uplisted to the Nasdaq. The Board is asking the stockholders to grant, on a non-binding advisory basis, a discretionary authority to the Board to take all necessary actions as the Board, in its judgment, may deem necessary, appropriate or advisable in order to cause the Common Stock to be uplisted to the Nasdaq. There can be no assurance given that the Company will succeed in uplisting its shares.

THE BOARD RECOMMENDS A VOTE “FOR” THE Nasdaq uplisting initiative

PROPOSAL five — Business Expansion Initiative

The Board is providing our stockholders with a non-binding advisory vote on the Business Expansion Initiative. Although a stockholders’ vote is not required for this initiative and this advisory vote is not binding on our Board, the Board has determined to offer our stockholders an opportunity to express their opinions on this material matter.

Reasons and Considerations

The Company currently owns and operates an Asian/Chinese supermarket chain with multiple retail locations and its own distribution operations, currently all located along the East Coast of the United States. The Company offers seafood, vegetables, meat, fruit, frozen goods, groceries, and bakery products through its retail stores.

The Company owns Hubei Rongentang Wine Co., Ltd. and Hubei Rongentang Herbal Wine Co., Ltd. (“RET”), and Xiamen DL Medical Technology Co, Ltd. (“DL Medical”), located in China. RET is engaged in the business of manufacturing and selling rice liquor products and herbal rice wine products in the People’s Republic of China. DL Medical’s core business includes engineering and technical research and experimental development in and production of medical protective masks, non-medical protective masks, and cotton spinning processing. The Company also owns Jiuxiang Blue Sky Technology (Beijing) Co., Ltd. (“Jiuxiang”) located in China. Jiuxiang specializes in providing supply chain services that satisfy customer demands for daily necessities, green products, and services.

The Board believes the Company’s grocery store chain business has great growth potential, including geographical growth. With the fast development of the Asian/Chinese communities in Canada, Mexico, and the Caribbean, demands for Asian/Chinese groceries have increased tremendously. We believe that with the Company’s established brand and operation model, expanding the grocery store chain business into these countries and regions, will benefit the Company and its stockholders.

Therefore, the Board is seeking the stockholders’ confirmation, on a non-binding advisory basis, of its plan to grow the grocery store business and expand the Company’s business to Canada, Mexico, and the Caribbean.

THE BOARD RECOMMENDS A VOTE “FOR” THE CONFIRMATION OF THE business expansion initiative

PROPOSAL SIX — confirmation of Internal audit

The Board is providing our stockholders with a non-binding advisory vote on conducting an internal audit. Although a stockholders’ vote is not required for this action and this advisory vote is not binding on our Board, the Board has determined to offer our stockholders an opportunity to express their opinions on this material matter.

Reasons and Considerations

The Board determined that it was in the best interest of the Company and its stockholders that the Internal Audit be conducted concerning the Company’s operations and with respect to the financial data and books and records turned over by the departed directors, officers, and employees. While making such a determination, the Board considered the following factors:

1.      As part of the Delaware Action, the Court has ordered the Company’s former Chairman of the Board and CEO, Mr. Deng, to return all the Company’s property and information to the Company. The handover has not been made and a motion to hold Mr. Deng in contempt of the court order is currently pending (the “Contempt Motion”).

2.      In the Nasdaq Delisting decision, the Nasdaq considered, among other things, two continued listing delinquencies, including the failure to file quarterly and annual reports with the SEC since February 2021.

3.      On May 31, 2022, the SEC charged the Company with repeatedly filing materially inaccurate financial statements that failed to fully disclose related party transactions connected to its former CEO, Mr. Deng. The SEC also charged Deng for his alleged misconduct related to the scheme. The SEC seeks a permanent injunction against the Company and Mr. Deng, disgorgement with prejudgment interest, and a civil penalty. The SEC also seeks an officer and director bar against Mr. Deng.

The Contempt Motion, the Nasdaq Delisting, and the SEC action indicate serious issues with the Company’s internal control, financial data integrity, and related party transactions. Therefore, the Board determined that it was in the best interest of the Company and its stockholders that the Internal Audit be conducted. The Board will review and assess the results of the Internal Audit and take all necessary actions to protect the rights and interests of the Company and its stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE CONFIRMATION OF conducing an Internal audit

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Common Stock as of August [          ], 2022 for: (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group:

Name and Address of Beneficial Owner(s)	Amount and Nature of Beneficial Owner(s)	Percentage of Beneficial Ownership
Ping Zhou, Chairman, Chief Executive Officer and Chief Operating Officer	60,000,000	62.3%
HK XU DING CO., LIMITED	8,294,989	8.6%
Long Deng	7,475,704	7.8%
Sufen Qin, Director, Chief Financial Officer	—	—
Qiang Ou, Director	751,488	0.8%
Wenyi Chen, Director	—	—
Wenbin Mu, Director	—	—
All officers and directors as a group (5 persons)	60,751,488	63.1%

____________

(1)      Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

(2)      Unless as otherwise set forth in the table, the address of each beneficial owner is c/o iFresh, Inc., 34-48 Linden Place, Flushing, NY 11354.

(3)      The address of HK Xu Ding Co., Limited is RM 32 11/F, Lee Ka Industrial Bldg, 8 Ng Fong Street, San Po Kong, Kowloon, Hong Kong.

(4)      The address of Long Deng is 46 Glenwood Rd., Roslyn, NY 11576.

Householding Information

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us or send your request in writing to us.

Your vote is important.    Please promptly vote your shares of the Common Stock by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors
Ping Zhou
Chief Executive Officer and Chief Operating Officer
[ ], 2022

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
ifresh, INC.

________________________

Pursuant to Section 228 and 242 of
the General Corporation Law of the
State of Delaware

________________________

iFresh, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The first paragraph of Article FIFTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,001,000,000, of which 1,000,000,000 shares shall be common stock of the par value $.0001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock of the par value of $.0001 per share (“Preferred Stock”).”

SECOND: This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders of the Corporation was duly called upon notice in accordance with Section 222 of the DGCL and held on [            ], 2022, at which special meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be duly executed in its corporate name as of the [            ] day of [            ], 2022.

ifresh, INC.
By:
Name:
Title:

Annex A-1

IFRESH, INC.

PROXY CARD
2022 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [            ], 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ☐ Mr. Qiang Ou as attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of iFresh, Inc. (the “Company”) which the undersigned may be entitled to vote at the 2022 Special Meeting of Stockholders to be held on [            ], 2022, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS ONE THROUGH 6.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.      To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Common Stock to 1,000,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.      To confirm, on a non-binding advisory basis, the composition of the board of directors and the appointment of the executive officers of the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.      To ratify, on a non-binding advisory basis, the issuance of Sixty Million (60,000,000) shares of the Common Stock to the designee of Mr. Dengrong Zhou, as partial reimbursement of legal fees advanced by him in connection with a lawsuit where the composition of the Board was confirmed by the Delaware Court of Chancery.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.      To grant, on a non-binding advisory basis, discretionary authority to the Board to take all necessary actions as the Board, in its judgment, may deem necessary, appropriate or advisable in order to cause the Common Stock to be uplisted to The Nasdaq Stock Market.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.      To confirm, on a non-binding advisory basis, the Company’s plans to grow the grocery store business and expand the Company’s business to Canada, Mexico, and the Caribbean.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.      To confirm, on a non-binding advisory basis, the Company’s plans to conduct an internal audit.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The shares represented by this proxy will be voted as directed by the undersigned stockholder. If no direction is given, such shares will be voted “FOR” Proposals One through Six, and in the discretion of the proxy holder(s) with respect to other matters properly brought before the meeting, including any adjournments thereof.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Date: ___________, 2022

Signature:

Signature if held jointly:

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.